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                                                                    Ex-99.1(b)



                        MERRILL LYNCH FEDERAL SECURITIES TRUST

               The undersigned, constituting a majority of the Trustees of

          Merrill Lynch Federal Securities Trust (the "Trust"), a

          Massachusetts business trust, hereby certify that the Trustees of the Trust have duly adopted the following amendment, as approved by a majority of the shareholders of the Trust, to the

          Declaration of Trust of the Trust dated the 20th day of July,

          1984 (the "Declaration of Trust").

          VOTED: That Section 1.2 of Article I of the Declaration of Trust be and it hereby is amended in its entirety to read as follows:

                    1.2 Definitions.  As used in this Declaration, the
               following terms shall have the following meanings:

                    The terms "Affiliated Person", "Assignment",
               "Commission", "Interested Person", "Majority Shareholder Vote"(the "67% or more than 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act.

                    "Declaration" shall mean this Declaration as amended
               from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

                    "Fundamental Policies" shall mean the investment
               restrictions set forth in the Prospectus and designated as fundamental policies therein.

                    "Person" shall mean and include individuals,
               corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                    "Prospectus" shall mean the currently effective
               Prospectus of the Trust under the Securities Act of 1933, as
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               amended, including the Statement of Additional Information incorporated by reference therein.

                     "Shareholders" shall mean as of any particular time all
               holders of record of outstanding Shares at such time.

                     "Shares" shall mean the equal proportionate
               transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. As provided in Article VI hereof, the Trust may issue separate classes of Shares; all references to Shares shall be deemed to be Shares of a single class or all classes as the context may require.

                     "Trustees" shall mean the signatories to this
               Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, are herein referred to as the "Trustees", and reference in this Declaration to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                     "Trust Property" shall mean as of any particular time
               any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees.

                     The "1940 Act" refers to the Investment Company Act of
               1940, as amended from time to time, and shall include the rules and regulations and any relevant order of exemption promulgated thereunder by the Commission.

          VOTED: That Section 6.1 of Article VI of the Declaration of Trust be and it hereby is amended in its entirety to read as follows:

                     6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, par value $0.10 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees, in their discretion without a vote of the Shareholders, may divide the shares of beneficial interest into classes. In such event, each class shall represent interests in the Trust property and have identical voting, dividend, liquidation and other rights and the same terms and conditions except that expenses related directly or indirectly to the distribution of the shares of


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               a class may be borne solely by such class (as shall be
               determined by the Trustees) and, as provided in section 10.1, a class may have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class. The bearing of such expenses solely by a class of Shares shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Shares of such class. The Trustees may redesignate a class or series of shares of beneficial interest whether or not shares of such class or series are issued and outstanding, provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of beneficial interest. The division of the Shares into classes and the terms and conditions pursuant to which the Shares of the classes will be issued must be made in compliance with the 1940 Act. All Shares issued hereunder including, without limitation, Shares issued into connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

          VOTED: That Section 8.11 of Article VIII of the Declaration of Trust be and it hereby is amended in its entirety to read as follows:

                     8.1. Redemptions. All outstanding Shares may be redeemed at the option of the holders hereof, upon and subject to the terms and conditions provided in this Article
               VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeemed or repurchase from such Shareholder outstanding Shares for an amount per share determined by the application of a formula adopted for such purpose by resolution of the Trustees (which formula shall be consistent with the 1940
               Act); provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each share in the assets of the Trust at the time of the purchase or redemption and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting redemption shall. be as set forth in the Prospectus from time to time.

          VOTED: That Sections 9.1, 9.2 and 9.3 of Article IX of the Declaration of Trust be and they hereby are amended in their entirety to read as follows:


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                   9.1.   Net Asset Value. The net asset value of each
               outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value of Shares of each class shall be determined by the Trustees and shall be as set forth in the Prospectus with any expenses being borne solely by a class of Shares being reflected in the net asset value of such Shares. The power and duty to make the daily calculations may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustee may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

                   9.2. Distributions to Shareholders. The Trustees shall form time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in-surplus), capital, or assets held by the Trustees as they deem proper with any expenses being borne solely by a class of Shares being reflected in the net profits or other assets being distributed to such class. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

                   Inasmuch as the computation of net income and gains for
               Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.





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                     9.3.    Power to Modify Foregoing Procedures.
               Notwithstanding any of the foregoing provisions of this
               Article IX, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they deem necessary or desirable or to enable the Trust to comply with any provision of the 1940 Act, including any rule or regulation adopted pursuant to
               Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, all as in effect now or hereafter amended or modified.

          VOTED: That Section 10.1 and 10.2 of Article X of the Declaration of Trust be and they hereby are amended in their entirety to read as follows:

                     10.1. Voting Powers.  The Shareholders shall have
               power to vote (i) for the removal of Trustees as provided in
               Section 2.3, (ii) with respect to any advisory or management contract as provided in section 4.1, (iii) with respect to the amendment of this Declaration as may be provided in section 11.3, (iv) with respect to such additional matters relating to the Trust as may be required or authorized by the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law or by this Declaration or the By-Laws of the Trust, and (v) with respect to such additional matters relating to the Trust as may be properly submitted for Shareholder approval. If the Shares shall be divided into classes as provided in Article VI hereof, the Shares of each class shall have identical voting rights except that the Trustees, in their discretion, may provide a class with exclusive voting rights with respect to matters related to expenses being borne solely by such class.

                     10.2. Meetings of Shareholders. Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any trustee upon written request of Shareholders holding in the aggregate not less than 10% of the outstanding Shares having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The holders of one-third of the outstanding Shares present in person or by proxy shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, the laws of the Commonwealth of


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               Massachusetts or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, the affirmative vote of a majority of the Shares represented at the meeting constitutes the action of the Shareholders, unless the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law, the Declaration or by the By-Laws of the Trust requires a greater number of affirmative votes. If the Shares shall be divided into classes with a class having exclusive voting rights with respect to certain matters, the aforesaid quorum and voting requirements with respect to action to be taken by the Shareholders of the class on such matters shall be applicable only to the Shares of such class.

         VOTED: That Section 11.2 of Article XI of the Declaration of Trust be and it hereby is amended in its entirety to read as follows:

                    11.2.   Termination of Trust.

                    (a) The Trust may be terminated by the affirmative
               vote of the holders of not less than two-thirds of the Shares at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares. Upon the termination of the Trust,

                          (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                          (ii) The Trustees shall proceed to wind up the
               affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote.





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                           (iii) After paying or adequately providing for
               the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders of each class, according to their respective rights taking into account the proper allocation of expenses being borne solely by any class of Shares.

                     (b) After termination of the Trust and distribution to
               the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interest of all Shareholders shall thereupon cease.

               IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI of the Declaration of Trust as of the 20th day of December,

          1991.




          /s/ Walter Mintz                      /s/ Melvin R. Seiden
          -----------------                     --------------------
          Walter Mintz                           Melvin R. Seiden
          2 East 88th Street                     993 Park Avenue
          New York, New York 10128               New York, New York 10028



          /s/ Stephen B. Sensrud                 /s/ Harry Woolf
          ----------------------                --------------------
          Stephen B. Sensrud                     Harry Woolf
          RFD #2, Box 403                        29 Sergeant Street
          East Kingston, New Hampshire 03827     Princeton, New Jersey 08540




          /s/Arthur Zeikel
          ----------------
          Arthur Zeikel
          279 Watchung Fork
          Westfield, New Jersey 07090



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              The Declaration of Trust establishing Merrill Lynch Federal
         Securities Trust, dated July 20, 1984, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Federal Securities Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Federal Securities Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the Trust Property only shall be liable.








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